Exhibit 99.1

Shea Homes Reports Second Quarter 2012 Results

Walnut, Calif., August 10, 2012

Shea Homes, one of America’s largest private homebuilders, recently reported results for the second quarter ended June 30, 2012.

Three Months Ended 6/30/12 Highlights, Commentary and Comparisons to Three Months Ended 6/30/11

•	Total revenues were $132.5 million compared to $114.9 million, a 15% increase.

•	Total gross margin was 18.5% compared to 8.8%, a 110% increase. There were no inventory impairments in 2012 compared to $9.7 million, or 8% of revenues, in 2011.

•	Home sales were 587 compared to 410, a 43% increase. Active selling communities averaged 63 and 79 in the first quarter of 2012 and 2011, respectively.

•	Home sales per community were 9.3 homes or 3.1 per month in 2012 compared to 5.2 homes or 1.7 per month in 2011, a 79% increase.

•	Cancellation rate was 14% compared to 18%.

•	Homes closed were 307 compared to 273, a 12% increase.

•	House revenues were $127.1 million* compared to $111.1 million*, a 14% increase.

•

Average selling price of homes closed was $414,000 compared to $407,000, a 2% increase primarily attributable to price increases in several communities in our Northern California and South West segments and a shift to higher-priced homes in our Southern California and Northern California segments.

•	House gross margin was 19.5%* compared to 17.5%*, an 11% increase primarily attributable to the aforementioned increase in average selling price of homes closed.

•

SG&A expense was $21.8 million compared to $19.4 million and primarily attributable to higher direct selling costs associated with higher house revenues, higher legal expenses associated with our tax court case on our use of the completed contract method and increased incentive compensation costs, offset by a decrease in model home amortization costs. As a percentage of revenue, SG&A expense was 16.4% compared to 16.9% in 2011.

•

Other (expense) income, net was $(8.4) million compared to $0.8 million and was primarily attributable to an $8.2 million loss in the current quarter on an actuarial adjustment to our ultimate loss estimate to be paid on completed operations policies that were reinsured in 2009. However, the estimated ultimate loss under these policies at this time does not exceed the policy limits reinsured.

•

Net loss attributable to Shea Homes was $12.1 million compared to $101.1 million. The loss in 2011 was primarily attributable to an $88.3 million loss on debt extinguishment in May 2011. In addition, in 2012 we experienced a $14.4 million improvement in gross margin, offset by the $8.2 million loss on the aforementioned actuarial adjustment, $1.5 million increased interest expense (due to fewer assets qualifying for interest capitalization), $2.3 million increased SG&A expense and $1.5 million increased income tax expense.

•

Interest incurred was $16.7 million compared to $17.6 million primarily attributable to a lower effective interest rate associated with our $750.0 million senior secured notes issued in May 2011 (8.9%) compared to our previously outstanding indebtedness (10.6%) which was restructured in November 2010 and included higher yield subordinated debt, loan restructuring fees and amortization of loan discounts. Interest expense was $5.9 million compared to $4.4 million, a 35% increase due to fewer assets qualifying for interest capitalization.

•

Cash, restricted cash and investments at June 30, 2012 was $283.8 million compared to $314.5 million at December 31, 2011, primarily from direct construction costs and land acquisitions (see Condensed Consolidated Statements of Cash Flows on page 6).

•	Backlog units at June 30, 2012 were 1,002 compared to 745 at June 30, 2011, a 34% increase.

•	Backlog sales value was $392.5 million at June 30, 2012 compared to $318.5 million at June 30, 2011, a 23% increase.

•	Backlog average selling price was $392,000 at June 30, 2012 compared to $427,000 at June 30, 2011, an 8% decrease.

Bert Selva, President and CEO, stated: “We continued to experience strong results in the second quarter of 2012 compared to 2011, including a 43% increase in new home orders and a 79% increase in new home orders per community. In addition, house closings and revenues were up 12% and 14%, respectively, and house gross margins improved 114 basis points to 18.3% for the quarter. We’ve also experienced a consistent flow of well-qualified new homebuyer traffic in all of our markets, which has resulted in our backlog growing to 1,002 homes, up 34% over last year.”

Six Months Ended 6/30/12 Highlights, Commentary and Comparisons to Six Months Ended 6/30/11

•	Total revenues were $238.1 million compared to $189.0 million, a 26% increase.

•	Total gross margin was 18.9% compared to 10.9%, a 73% increase. There were no inventory impairments in 2012 compared to $10.3 million, or 5% of revenues, in 2011.

•	Home sales were 1,086 compared to 756, a 44% increase. Active selling communities averaged 67 and 77 in 2012 and 2011, respectively.

•	Home sales per community were 16.2 homes or 2.7 per month in 2012 compared to 9.8 homes or 1.6 per month in 2011, a 65% increase.

•	Cancellation rate was 14% compared to 18%.

•	Homes closed were 545 compared to 455, a 20% increase.

•	House revenues were $228.0 million* compared to $182.3 million*, a 25% increase.

•

Average selling price of homes closed was $418,000 compared to $401,000, a 4% increase primarily attributable to price increases in several communities in our Northern California and South West segments and a shift to higher-priced homes in our Southern California, Mountain West and South West segments.

•	House gross margin was 20.1%* compared to 17.7%*, a 14% increase primarily attributable to the aforementioned increase in average selling price of homes closed.

•

SG&A expense was $39.4 million compared to $35.9 million and primarily attributable to higher direct selling costs associated with higher house revenues, higher legal expenses associated with our tax court case on our use of the completed contract method and increased incentive compensation costs, offset by a decrease in model home amortization costs. As a percentage of revenue, SG&A expense was 16.5% compared to 19.0% in 2011.

•

Other (expense) income, net was $(6.1) million compared to $2.4 million and was primarily attributable to a $7.4 million loss in the current year on an actuarial adjustment related to our ultimate loss estimate to be paid on completed operations policies that were reinsured in 2009. However, the estimated ultimate loss under these policies at this time does not exceed the policy limits reinsured.

•

Net loss attributable to Shea Homes was $12.5 million compared to $109.4 million. The loss in 2011 was primarily attributable to an $88.3 million loss on debt extinguishment in May 2011. In addition, in 2012 we experienced a $24.4 million improvement in gross margin, offset by the $7.4 million loss on the aforementioned actuarial adjustment, $3.9 million increased interest expense (due to fewer assets qualifying for interest capitalization), $3.5 million increased SG&A expense and $1.1 million increased income tax expense.

•

Interest incurred was $33.3 million compared to $37.2 million and primarily attributable to a lower effective interest rate associated with our $750.0 million senior secured notes issued in May 2011 (8.9%) compared to our previously outstanding indebtedness (10.5%) which was restructured in November 2010 and included higher yield subordinated debt, loan restructuring fees and amortization of loan discounts. Interest expense was $12.2 million compared to $8.3 million, a 46% increase due to fewer assets qualifying for interest capitalization.

*	See “Reconciliation of Non-GAAP Financial Measures” beginning on page 9.

About Shea Homes

Shea Homes is one of the largest private homebuilders in the nation. Since its founding in 1968, Shea Homes has closed in excess of 88,000 homes. Shea Homes builds homes with quality craftsmanship and designs that best fit varied lifestyles and budgets. Over the past several years, Shea Homes has been recognized as a leader in customer satisfaction with a reputation for design, quality and service. For more about Shea Homes and its communities, visit www.sheahomes.com.

The preceding summary of the financial results of Shea Homes Limited Partnership and its subsidiaries does not purport to be complete and is qualified in its entirety by reference to the consolidated financial statements of Shea Homes Limited Partnership and its subsidiaries, available on our website at: http://www.sheahomes.com/investor

This news release contains forward-looking statements and information relating to Shea Homes Limited Partnership and its subsidiaries that are based on the beliefs of, as well as assumptions made by, and information currently available to, our management. When used in this document, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “project” and similar expressions, as they relate to Shea Homes Limited Partnership and its subsidiaries are intended to identify forward-looking statements. These statements reflect our management’s current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Further, certain forward-looking statements are based upon assumptions of future events that may not prove to be accurate. Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of Shea Homes Limited Partnership’s and its subsidiaries’ control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied. Such factors include but are not limited to: changes in employment levels; changes in the availability of financing for homebuyers; changes in interest rates; changes in consumer confidence; changes in levels of new and existing homes for sale; changes in demographic trends; changes in housing demands; changes in home prices; elimination or reduction of the tax benefits associated with owning a home; litigation risks associated with home warranty and construction defect and other claims; and various other factors, both referenced and not referenced above. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from those described as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, Shea Homes Limited Partnership and its subsidiaries neither intend nor assume any obligation to revise or update these forward-looking statements, which speak only as of their dates. Shea Homes Limited Partnership and its subsidiaries nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact: Bruce Varker, CFO @ 909-594-9500 or bruce.varker@sheahomes.com

KEY OPERATIONAL AND FINANCIAL DATA

(dollars in thousands)

	At or For the Three Months Ended June 30,			At or For the Six Months ended June 30,
	2012	2011	% Change	2012	2011	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Operating Data:
Total revenues	$132,468	$114,934	15%	$238,071	$188,993	26%
Total gross margin %	18.5%	8.8%	110%	18.9%	10.9%	73%
Homebuilding revenues (a) *	$132,218	$114,666	15%	$237,578	$188,468	26%
Homebuilding gross margin % (a) *	18.3%	8.6%	113%	18.8%	10.7%	75%
House revenues *	$127,108	$111,149	14%	$228,016	$182,317	25%
House gross margin % *	19.5%	17.5%	11%	20.1%	17.7%	14%
Adjusted house gross margin % excluding interest in cost of sales *	26.6%	24.6%	8%	27.4%	25.3%	8%
Inventory impairment	$—	$9,684	-100%	$—	$10,302	-100%
SG&A expense	$21,772	$19,435	12%	$39,375	$35,876	10%
SG&A % of total revenue	16.4%	16.9%	-3%	16.5%	19.0%	-13%
Net loss attributable to Shea Homes	$(12,101)	$(101,105)	-88%	$(12,512)	$(109,394)	-89%
Adjusted EBITDA (b) *	$14,766	$12,410	19%	$29,325	$15,940	84%
Interest incurred	$16,660	$17,582	-5%	$33,320	$37,244	-11%
Interest capitalized to inventory	$10,550	$12,862	-18%	$20,745	$28,133	-26%
Interest expense	$5,909	$4,375	35%	$12,197	$8,326	46%
Interest in cost of sales (c)	$10,074	$8,342	21%	$17,858	$14,150	26%

Other Data (d):
Home sales orders (units)	587	410	43%	1,086	756	44%
Homes closed (units)	307	273	12%	545	455	20%
Average selling price	$414	$407	2%	$418	$401	4%
Average active selling communities	63	79	-20%	67	77	-13%
Home sales orders per community	9.3	5.2	79%	16.2	9.8	65%
Cancellation rate	14%	18%	-22%	14%	18%	-22%
Backlog at end of period (units)	1,002	745	34%	1,002	745	34%
Backlog at end of period (sales value)	$392,463	$318,471	23%	$392,463	$318,471	23%
Lots owned or controlled (units)	17,573	17,661	0%	17,573	17,661	0%
Homes under construction (units) (e)	858	774	11%	858	774	11%

(a)	Homebuilding revenue and gross margin include house, land and other homebuilding activities.
(b)	EBITDA is adjusted for non-recurring items of (1) professional fees related to debt issuance costs, modifications and waivers, (2) loss on debt extinguishment, (3) deposit write-offs and impairment losses on real estate assets, investments in joint ventures and non-controlling interest, (4) realized (gains) losses on sales of marketable securities and other than temporary impairments on marketable securities, and (5) restructuring costs, primarily severance. Other companies may calculate Adjusted EBITDA differently. Adjusted EBITDA information, as presented, is useful as a measure of the ability to service debt and obtain financing; however, it is not a U.S. generally accepted accounting principle (“GAAP”) financial measure and should not be considered in isolation or as an alternative to operating performance or other liquidity measures prescribed by GAAP.
(c)	As previously capitalized to house and land.
(d)	Represents consolidated activity only; excludes unconsolidated joint ventures.
(e)	Homes under construction includes completed homes.

*	See “Reconciliation of Non-GAAP Financial Measures” beginning on page 9.

	June 30, 2012	December 31, 2011	% Change
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents, restricted cash and investments	$283,821	$314,512	-10%
Inventory and investments in joint ventures	812,793	801,680	1%
Total assets	1,285,942	1,328,116	-3%
Notes payable	751,700	752,056	0%
Total equity	278,069	328,003	-15%

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2012	2011
	(unaudited)
Assets
Cash and cash equivalents	$240,937	$268,366
Restricted cash	13,859	13,718
Investments	29,025	32,428
Accounts and other receivables, net	127,488	120,689
Receivables from related parties, net	33,462	60,223
Inventory	794,761	783,810
Investments in joint ventures	18,032	17,870
Other assets, net	28,378	31,012

Total assets	$1,285,942	$1,328,116

Liabilities and equity
Liabilities:
Notes payable	$751,700	$752,056
Other liabilities	256,173	248,057

Total liabilities	1,007,873	1,000,113

Total equity	278,069	328,003

Total liabilities and equity	$1,285,942	$1,328,116

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$132,468	$114,934	$238,071	$188,993
Cost of sales	(107,978)	(104,856)	(193,013)	(168,302)

Gross margin	24,490	10,078	45,058	20,691

Selling, general and administrative expenses	(21,772)	(19,435)	(39,375)	(35,876)
Loss on debt extinguishment	—	(88,384)	—	(88,384)
Interest and other expense, net	(13,990)	(3,691)	(17,905)	(6,404)

Loss before income taxes	(11,272)	(101,432)	(12,222)	(109,973)

Income tax (expense) benefit	(848)	676	(96)	1,017

Net loss	(12,120)	(100,756)	(12,318)	(108,956)
Less: Net (income) loss attributable to non-controlling interests	19	(349)	(194)	(438)

Net loss attributable to Shea Homes	$(12,101)	$(101,105)	$(12,512)	$(109,394)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating activities
Net loss	$(12,120)	$(100,756)	$(12,318)	$(108,956)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on debt extinguishment	—	88,384	—	88,384
Depreciation and amortization expense	1,509	2,942	3,321	4,489
Impairment of inventory	—	9,684	—	10,302
Other operating activities, net	(17)	128	216	(58)
Changes in operating assets and liabilities:
Inventory	(24,634)	(17,648)	(28,542)	(48,224)
Payables and other liabilities	5,366	18,019	8,606	15,987
Other operating assets	(13,494)	(7,091)	(4,913)	(6,432)

Net cash used in operating activities	(43,390)	(6,338)	(33,630)	(44,508)

Investing activities
Proceeds from sale of available-for-sale investments	5,009	601	5,212	895
Net proceeds from promissory notes from related parties	1,951	90,414	1,843	101,741
Other investing activities, net	(518)	(8,111)	(1,034)	(8,797)

Net cash provided by investing activities	6,442	82,904	6,021	93,839

Financing activities
Net decrease in debt	(452)	(29,996)	(1,053)	(51,283)
Amortization of notes payable discount	—	3,569	—	7,366
Other financing activities, net	(1)	2,550	1,233	3,828

Net cash (used in) provided by financing activities	(453)	(23,877)	180	(40,089)

Net (decrease) increase in cash and cash equivalents	(37,401)	52,689	(27,429)	9,242
Cash and cash equivalents at beginning of period	278,338	123,427	268,366	166,874

Cash and cash equivalents at end of period	$240,937	$176,116	$240,937	$176,116

SEGMENT OPERATING DATA

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
	Homes Closed	Avg. Selling Price	Homes Closed	Avg. Selling Price	Homes Closed	Avg. Selling Price	Homes Closed	Avg. Selling Price
Homes closed:
Southern California	64	$470	63	$410	111	$481	102	$447
San Diego	19	533	26	543	46	527	37	536
Northern California	58	521	53	495	115	488	87	483
Mountain West	64	444	46	462	102	451	73	439
South West	95	280	80	282	160	287	147	276
Other	7	226	5	234	11	217	9	251

Total consolidated	307	$414	273	$407	545	$418	455	$401
Unconsolidated joint ventures	37	298	29	283	57	302	49	306

Total	344	$402	302	$395	602	$407	504	$391

	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
	Home Sales Orders	Avg. Active Selling Communities	Home Sales Orders	Avg. Active Selling Communities	Home Sales Orders	Avg. Active Selling Communities	Home Sales Orders	Avg. Active Selling Communities
Home sales orders:
Southern California	88	7	87	13	158	8	167	12
San Diego	57	9	49	10	110	10	89	10
Northern California	115	15	62	15	236	16	104	13
Mountain West	121	13	80	13	210	13	138	13
South West	194	16	122	25	348	17	242	26
Other	12	3	10	3	24	3	16	3

Total consolidated	587	63	410	79	1,086	67	756	77
Unconsolidated joint ventures	63	10	24	14	106	11	63	13

Total	650	73	434	93	1,192	78	819	90

	At June 30,
	2012		2011
	Backlog Units	Backlog Sales Value	Backlog Units	Backlog Sales Value
Backlog:
Southern California	106	$58,862	156	$90,567
San Diego	103	41,266	94	47,891
Northern California	226	104,810	116	57,992
Mountain West	203	89,167	124	54,313
South West	340	92,717	242	64,988
Other	24	5,641	13	2,720

Total consolidated	1,002	$392,463	745	$318,471
Unconsolidated joint ventures	83	26,947	36	12,258

Total	1,085	$419,410	781	$330,729

SEGMENT OPERATING DATA (continued)

(unaudited)

	At June 30,
	2012	2011
Lots owned or controlled:
Southern California	1,133	1,288
San Diego	713	908
Northern California	3,963	3,673
Mountain West	9,900	10,083
South West	1,819	1,635
Other	45	74

Total consolidated	17,573	17,661
Unconsolidated joint ventures	1,919	6,107

Total	19,492	23,768

Lots by ownership type:
Lots owned	9,753	10,480
Lots optioned or subject to contract	7,820	7,181
Joint venture lots	1,919	6,107

Total	19,492	23,768

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

(unaudited)

In this earnings release, we utilize certain financial measures and ratios, including Adjusted EBITDA, that in each case are not recognized under GAAP. These measures are presented as we believe they and similar measures are widely used as a means of evaluating a company’s operating performance and financing structure and, in certain cases, because those measures could be used to determine compliance with contractual covenants. These measures are useful because they eliminate from our operating results the impact of certain non-recurring income and expense items, which may facilitate comparability. They may not be comparable to other similarly titled measures of other companies and are not measurements under GAAP, nor should they be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following reconciles revenues, cost of sales and gross margins, as reported, to adjusted revenues, cost of sales and gross margins, which excludes impairment charges, interest in cost of sales, land sales and other transactions:

	Three Months Ended June 30, 2012				Three Months Ended June 30, 2011
	Revenue	Cost of Sales	Gross Margin $	Gross Margin %	Revenue	Cost of Sales	Gross Margin $	Gross Margin %
Total	$132,468	$(107,978)	$24,490	18.5%	$114,934	$(104,856)	$10,078	8.8%
Less: Other	(250)		(250)		(268)		(268)

Homebuilding	132,218	(107,978)	24,240	18.3%	114,666	(104,856)	9,810	8.6%
Less: Land	(4,738)	4,757	19	-0.4%	(2,157)	1,598	(559)	25.9%
Less: Impairment	—	—	—		—	9,684	9,684
Less: Other homebuilding	(372)	954	582		(1,360)	1,855	495

House	$127,108	$(102,267)	$24,841	19.5%	$111,149	$(91,719)	$19,430	17.5%

Add: Interest in house cost of sales (a)		9,007	9,007			7,960	7,960

Adjusted house excluding interest in cost of sales	$127,108	$(93,260)	$33,848	26.6%	$111,149	$(83,759)	$27,390	24.6%

	Six Months Ended June 30, 2012				Six Months Ended June 30, 2011
	Revenue	Cost of Sales	Gross Margin $	Gross Margin %	Revenue	Cost of Sales	Gross Margin $	Gross Margin %
Total	$238,071	$(193,013)	$45,058	18.9%	$188,993	$(168,302)	$20,691	10.9%
Less: Other	(493)		(493)		(525)		(525)

Homebuilding	237,578	(193,013)	44,565	18.8%	188,468	(168,302)	20,166	10.7%
Less: Land	(8,701)	6,506	(2,195)	25.2%	(4,030)	3,150	(880)	21.8%
Less: Impairment	—	—	—		—	10,302	10,302
Less: Other homebuilding	(861)	4,265	3,404		(2,121)	4,831	2,710

House	$228,016	$(182,242)	$45,774	20.1%	$182,317	$(150,019)	$32,298	17.7%

Add: Interest in house cost of sales (a)		16,661	16,661			13,767	13,767

Adjusted house excluding interest in cost of sales	$228,016	$(165,581)	$62,435	27.4%	$182,317	$(136,252)	$46,065	25.3%

(a)	Interest incurred is generally capitalized to inventory, then expensed in cost of sales as related units close.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)

(in thousands)

(unaudited)

The following reconciles net loss to adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net loss	$(12,120)	$(100,756)	$(12,318)	$(108,956)
Adjustments:
Income tax expense (benefit)	848	(676)	96	(1,017)
Depreciation and amortization expense	1,509	2,942	3,321	4,489
Interest in cost of sales (a)	10,074	8,342	17,858	14,150
Interest in equity in income (loss) from joint ventures (b)	201	212	378	455
Interest expense (c)	5,909	4,375	12,197	8,326
Debt modification fees (recoveries) (d)	—	(645)	—	(645)
Loss on debt extinguishment (e)	—	88,384	—	88,384
Impairment (f)	—	9,684	—	10,302
Project write-offs and abandonments (g)	179	62	431	82
Realized gain on sale of marketable securities (h)	—	(270)	(22)	(409)
Severence	3	45	17	199
Deferred gain recognition from PIC Transaction (i)	8,163	711	7,367	580

Adjusted EBITDA	$14,766	$12,410	$29,325	$15,940

(a)	Interest incurred is generally capitalized to inventory, then expensed in cost of sales as related units close.
(b)	Interest incurred is generally capitalized to investment in joint ventures, then expensed in equity in income (loss) from joint ventures as related units close.
(c)	Interest is expensed to the extent assets qualifying for interest capitalization was less than debt.
(d)	Professional fees related to debt issuance costs, modifications and waivers incurred in connection with modifications and extensions to our previously outstanding indebtedness paid primarily to attorneys, consultants and advisors.
(e)	Loss on debt extinguishment in connection with payoff of our previously outstanding indebtedness in May 2011.
(f)	Impairment losses on real estate assets held and used in operations and investment in joint ventures.
(g)	Includes non-refundable deposits and costs associated with preparatory due diligence for land acquisitions subsequently abandoned.
(h)	Includes other than temporary gains on sale of marketable securities.
(i)	Amortization of deferred gain resulting from a series of novation and reinsurance transactions ("PIC Transaction") entered into by Partners Insurance Company ("PIC"), a wholly-owned subsidiary.